Exhibit (16)





United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549

Re:      Chaparral Resources, Inc.
         File No. 0-7261

Dear Sir or Madam:

We have read and agree with the comments in Item 4 of Chaparral Resources, Inc.'s Current Report on Form 8-K dated July 23, 1996.

Very truly yours,

/s/ Grant Thornton LLP

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